Exhibit 10.35

Board of Directors' Compensation

Board of Directors for the May 2025 - May 2026 term:

Board/Committee Fees	Compensation
Chairperson of the Board[1]	$565,000
Non-Employee Director	325,000
Committee Chair Premium
Audit Committee Chair	40,000
Compensation and Talent Committee Chair	30,000
Investment and Capital Committee Chair	30,000
Nominating and Governance Committee Chair	25,000
Technology Committee Chair	30,000
First Committee Assignment Premium
Audit Committee Member	10,000
Second Committee Assignment Premium[2]
Committee Member	15,000
1 The Chairperson of the Board fees includes fee for the Chair of the Nominating and Governance Committee and the Second Committee Assignment Premium.
2 The premium is not provided to members of the Executive Committee.